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                                                                    EXHIBIT 99.3

                              BROKER DEALER LETTER
                          CASELLA WASTE SYSTEMS, INC.
           OFFER TO EXCHANGE 9.75% SENIOR SUBORDINATED NOTES DUE 2013
                REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR
            ALL OUTSTANDING 9.75% SENIOR SUBORDINATED NOTES DUE 2013

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

    Casella Waste Systems, Inc. (the "Company") is offering to exchange (the "Exchange Offer"), upon and subject to the terms and conditions set forth in the
prospectus, dated             , 2003 (the "Prospectus"), and the enclosed Letter
of Transmittal (the "Letter of Transmittal"), its 9.75% Senior Subordinated Notes due 2013 which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for its outstanding 9.75% Senior Subordinated Notes due 2013 (the "Old Notes"). The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Exchange and Registration Rights Agreement, dated as of January 21, 2003 among the Company, the Guarantors (as defined therein) and the Purchasers (as defined therein).

    We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

    1.  Prospectus, dated             , 2003;

    2. The Letter of Transmittal for your use and for the information of your clients;

    3. A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below), or if the procedure for book-entry transfer cannot be completed on a timely basis;

    4. A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

    5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    6. Return envelopes addressed to U.S. Bank National Association, the Exchange Agent, for the Old Notes.

    YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON             , 2003, UNLESS EXTENDED BY THE
COMPANY ("THE EXPIRATION DATE"). THE OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

    The Company will not pay any fee or commission to any broker or dealer or to any other person (other than the Exchange Agent for the Exchange Offer). The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer, on the transfer of Old Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal. The Company may reimburse brokers, dealers, commercial banks, trust companies and other nominees for their reasonable out-of-pocket expenses incurred in forwarding copies of the Prospectus, Letter of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

    To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required
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documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

    If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

    Any inquiries you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials should be directed to the Exchange Agent for the Old Notes, at its address set forth on the front of the Letter of Transmittal.

                                      Very truly yours,
                                      CASELLA WASTE SYSTEMS, INC.

    NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

    Enclosures

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